Exhibit 99.1


                    Cirrus Logic Announces Results of Special
                  Committee's Stock Option Grant Investigation

         Michael L. Hackworth, Co-founder and Former President and CEO,
                         Named Acting President and CEO



    AUSTIN, Texas--(BUSINESS WIRE)--March 7, 2007--Cirrus Logic Inc. (Nasdaq:CRUS) today announced the principal findings of a Special Committee of the Company's Board of Directors relating to its investigation into the Company's historical stock option granting practices and related accounting. The Company further announced certain actions it is taking in response to the principal findings of the Special Committee, including changes to its executive management.

    As previously announced on March 2, 2007, the Board of Directors concluded that the accounting measurement dates for certain stock options granted between January 1, 1997, and December 31, 2005 differ from the recorded measurement dates previously used for such awards. The Company expects to record material non-cash charges for stock-based compensation expenses in certain reporting periods and expects to restate its financial statements for fiscal years 2001 through 2006 and for the first quarter of fiscal year 2007. The Company currently estimates that the cumulative additional non-cash stock-based compensation expense to be recorded is likely to be in the range of $22 to $24 million.

    Background of the Review

    In September 2006, the Company, at the direction of its Audit Committee, performed an internal review of selected stock option grants. In the course of that review, the Company discovered information that raised potential questions about the measurement dates used to account for certain stock option grants. In October 2006, at the recommendation of the Audit Committee, a Special Committee of the Board of Directors was formed to investigate the historical stock option grants, the timing of those grants and related accounting matters. During the five month investigation, the Special Committee reviewed all stock option grants from 1997 through 2006, encompassing approximately 42.3 million stock options granted to employees and non-employee directors on 148 different grant dates. The Special Committee's legal and accounting advisors identified, preserved, collected and reviewed over 104 gigabytes of electronic information, including approximately 1.6 million pages of electronic and hard copy files, and conducted 25 interviews of current and former employees and members of the Board of Directors.

    Summary of Findings

    The Special Committee has arrived at the following principal findings with respect to the stock option grant practices of the
Company:

    -- The Company's stock plan administrative deficiencies between 1997 and 2006 led to a number of misdated option grants.

        -- New hire and other promotion and retention option grants were generally made the first Wednesday of each month through the use of unanimous written consents ("UWCs") of the Company's Compensation Committee. However, prior to 2006, many of these monthly grants were misdated, as grant dates were routinely established before the receipt of all the signed UWCs authorizing those grants.

        -- Many other off-cycle and broad-based annual option grants that were granted through Board or Compensation Committee resolutions were also misdated due to administrative issues in that grant dates were sometimes established before the list of option award recipients had been finalized.

        -- Beginning in late 2002, the Company formally documented and updated its existing processes and procedures with respect to the granting of options. In 2005, the Company further refined the process and, in 2006, a formal written policy was approved by the Compensation Committee.

        -- Approximately 97% of the potential stock-based compensation charges identified as a result of the Special Committee investigation resulted from grants that were made prior to December 31, 2002.

    -- Prior to 2003, the limited controls and the lack of definitive processes for stock option granting and approval allowed for potential abuse, including the use of hindsight, in the establishment of more favorable grant dates for certain options.

        -- The Special Committee identified three grant dates prior to 2003 on which three management-level employees received new-hire option grants on dates other than when they began rendering services to the Company.

        -- The grant date for one grant in 2000 is different from the date the grant appears to have been approved by the Board. While no definitive evidence has been identified to clarify this inconsistency, the selected grant date was at a lower closing stock price than the price on the date of apparent board approval.

        -- The Special Committee believes based on the evidence developed in the investigation that certain executive officers had knowledge of and participated in the selection of three grant dates for broad-based employee option grants in the 2000 through 2002 timeframe, either with hindsight or prior to completing the formal approval process.

        -- The executive officers involved in the option grant process prior to 2003, and in particular the grants described above in the 2000 through 2002 timeframe, are no longer with the Company with the exception of David D. French, the Company's President and Chief Executive
            Officer.

        -- The Special Committee believes that Mr. French was significantly involved in the grant approval process for certain grants and that he influenced the grant process with a view toward the stock price, and therefore the selection of grant dates, through his control over how quickly or slowly the process was completed. However, the Special Committee does not believe that Mr. French appreciated the significance of the procedural inadequacies or the accounting implications of the grant approval process or grant date selections, or that he was advised by his executive staff of any such inadequacies or implications.

    -- The Special Committee did not find any irregularities associated with any grants to independent directors or the Company's two broad-based options exchanges during the relevant period.

    -- The Special Committee found no documentary or testimonial evidence that the Company's independent directors were aware of any attempts by the Company's executive officers to backdate or to otherwise select a favorable grant date, and consequently, had no reason to and did not believe that the accounting or other disclosures were inaccurate.

    Resignation of President and Chief Executive Officer

    In light of the findings of the Special Committee, Mr. David D. French has resigned as President and Chief Executive Officer and as a director of the Company. The Company has entered into a resignation agreement with Mr. French, which is included as an exhibit to the Company's Form 8-K filed today with the Securities and Exchange Commission.

    Appointment of Acting President and Chief Executive Officer

    The Board of Directors has appointed Michael L. Hackworth as the Company's Acting President and CEO. He will continue to serve as Chairman of the Board - a position he has held since 1997
Mr. Hackworth, age 66, who co-founded the Company, previously served as President and Chief Executive Officer of Cirrus Logic from January 1985 to June 1998, and continued to serve as Chief Executive Officer until February 1999. Under his leadership, Cirrus Logic grew from a start-up venture to become a major fabless semiconductor supplier. Mr. Hackworth is also the Chief Executive Officer of Tymphany Corporation, as well as a director of Virage Logic Corporation, a provider of semiconductor intellectual property platforms and development tools.

    Other Remedial Actions and Recommendations

    Based on the results of its investigation, the Special Committee has recommended a number of remedial actions. The Company is currently reviewing these recommendations and developing and implementing a remediation plan associated with historical option grants and the grant of future equity awards. Based on its initial review of the Special Committee's findings, the Company does not believe that in the few instances when stock option grant dates were selected by management either with hindsight or prior to receiving all required approvals, that any employee, who at the time of the grant was an executive officer, has exercised or made any profit from those grants.

    The Company is committed to remedying any internal control or reporting deficiencies or weaknesses that may exist. In addition, the Company has informed the staff of the Division of Enforcement of the Securities and Exchange Commission of the Special Committee's investigation and will continue to cooperate fully in the event of any further inquiry.

    Safe Harbor Statement:

    Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements. In some cases, forward-looking statements are identified by words such as we "expect," "anticipate," "target," "project," "believe," "goals," "estimates," and "intend," variations of these types of words and similar expressions are intended to identify these forward-looking statements. In particular ,statements regarding the status of the Special Committee's investigation, the timing of the filing of any required restated financial statements or whether the Company will be able to file all delinquent reports and restatements by the deadlines prescribed by Nasdaq, our estimates for the non-cash stock-based compensation expense associated with the results of the Special Committee's review, and the timing and effect of remedial actions or any remediation plan associated with the grant of future equity awards are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the final timing and outcome Ernst & Young's audit or review of the Special Committee's findings, any additional findings by the Special Committee, the impact of any adverse tax or accounting adjustments resulting from the review, our ability to file required reports with the SEC on a timely basis, our ability to meet the requirements of Nasdaq for continued listing of our stock, future rule-making, pronouncements, decisions, interpretations or guidance by the SEC, the PCAOB, Nasdaq or other regulatory agencies, the on-going SEC inquiry relating to the Company's historical stock option grants and practices, and the risk factors listed in our Form 10-K for the year ended March 25, 2006, and in our other filings with the SEC, which are available at www.sec.gov

    Cirrus Logic, Inc.

    Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of consumer and industrial markets. Building on its diverse analog mixed-signal patent portfolio, Cirrus Logic delivers highly optimized products for consumer and commercial audio, automotive entertainment and industrial applications. The company operates from headquarters in Austin, Texas, with offices in Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

    Cirrus Logic and Cirrus are trademarks of Cirrus Logic Inc.



    CONTACT: Cirrus Logic Inc., Austin
             Investor Contact:
             Thurman K. Case, 512-851-4000
             Chief Financial Officer
             InvestorRelations@cirrus.com